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                                                                    EXHIBIT 23.1

                                AUDITOR'S CONSENT

         We have issued our report dated February 9, 2001, accompanying the consolidated financial statements and schedule appearing in the Annual Report of Applica Incorporated on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of Applica Incorporated on Form S-8.


/s/ Grant Thornton LLP
Miami, Florida
May 30, 2001